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                                                               Exhibit 1

                             Information relating to
                      General Partners of PVF, UCC and DBN,
                           and Trustees of Nippon PSP


General Partners of PVF
-----------------------

Name                    Business Address                   Present Principal
                                                           Occupation

Nazarian                2000 Pasadena Avenue,              Vice President, Head
                        Los Angeles,                       of Investments of UCC
                        California 90031

Parviz Nazarian         2000 Pasadena Avenue,             Chairman of STADCO
                        Los Angeles,
                        California 90031

Daphna Salimpour        2000 Pasadena Avenue,             Consultant to UCC
                        Los Angeles,
                        California 90031

Dalia Sassouni          c/o Nippon Tex Inc.,              Self-employed attorney
                        55 West 39th Street,
                        New York, New York
                        10018

Dora Kadisha            1931 N. Broadway, Los             Self-employed
                        Angeles, California
                        90031



General Partners of UCC
-----------------------

Name                    Business Address                    Present Principal
                                                            Occupation

Parviz Nazarian         2000 Pasadena Avenue,               Chairman of STADCO
                        Los Angeles,
                        California 90031

Pouran Nazarian         2000 Pasadena Avenue,               Homemaker
                        Los Angeles,
                        California 90031

Nazarian is a limited partner of UCC.





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General Partners of DBN
-----------------------

Nazarian
Parviz Nazarian
Dalia Sassouni

(see above for required information)


Trustees of Nippon PSP
----------------------

Name                      Business Address                Present Principal
                                                          Occupation

Eli Sassouni              c/o Nippon Tex Inc.,            Vice President of
                          55 West 39th Street,            Nippon Tex Inc., a
                          New York, New York              company engaged in
                          10018                           the manufacture
                                                          of textiles

Khosrow J. Sassouni       c/o Nippon Tex Inc.,            President of Nippon
                          55 West 39th Street,            Tex Inc.
                          New York, New York
                          10018




All the individuals listed above are related by blood or marriage.

None of the general partners or trustees listed above has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

None of the general partners or trustees listed above has, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Each of the individuals listed above is a United States citizen, except for Dora Kadisha, who is a citizen of Israel, and Khosrow J. Sassouni, who is not a citizen of any country, but is currently a permanent resident of the United States and is awaiting to be sworn in as a citizen.



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